                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    Form 8-K

                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                        Date of Report: November 4, 2002

                                  Tekron, Inc.
        (Exact name of small business issuer as specified in its charter)

                        Commission File Number: 000-29493

                  Delaware                                51-0395658
             (State of incorporation)              (IRS Employer ID Number)

           26 Voyager Court South, Etobicoke, Ontario, Canada M9W 5M7
                    (Address of principal executive offices)

                                 (519) 661-0609
                           (Issuer's telephone number)

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Item 4.  Changes in Registrant's Certifying Accountant

On October 28, 2002, the Company's Board of Directors notified the certified public accounting firm of S. W. Hatfield, CPA of Dallas, Texas (SWHCPA), the
Company's independent auditor, that they were changing auditors and the services of SWHCPA would no longer be required.

The Company confirmed the dismissal of SWHCPA on October 28, 2002. The Company has furnished SWHCPA with a copy of the draft of this Form 8-K. The Company has requested SWHCPA to provide a letter addressed to the SEC stating that it agrees with the statements in the immediately preceding paragraph.

No accountant's report on the financial statements for either of the past two
(2) years contained an adverse opinion or a disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles, except for a going concern opinion expressing substantial doubt about the ability of the Company to continue as a going concern.

During the Company's two most recent fiscal years (ended March 31, 2002 and
2001) and from March 31, 2002 to the date of this Report, there were no disagreements with SWHCPA on any matter of accounting principles or practices, financial disclosure, or auditing scope or procedure.

The Company has not appointed a replacement independent auditor as of the date of this filing and will file the requisite Form 8-K to announce such appointment when applicable.

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Item 7.  Financial Statements and Exhibits

(c)  Exhibits

        Exhibit No.            Description

              16.1              Letter regarding change in certifying accountant

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                   Tekron, Inc.

Date: November 4, 2002                     By: /s/ Luigi Brun
                                                   Luigi Brun, President

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